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                                                                       EXHIBIT 5
LOGO OF
PIPER MARBURY
RUDNICK &
WOLFE LLP
------------------------------

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE  (410) 580-3000
FAX    (410) 580-3001
                                 April 27, 2001

T. Rowe Price Group, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

                       Registration Statement on Form S-8
                       ----------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel for T. Rowe Price Group, Inc., a Maryland corporation (the "Company"), successor issuer to T. Rowe Price Associates, Inc., a Maryland corporation ("Associates"), in connection with a Registration Statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), and which registers 13,891,649 shares of the Common Stock of the Company issuable pursuant to the 2001 Stock Incentive Plan (the "2001 Plan") and 3,200,000 shares of the Common Stock of the Company issuable pursuant to the 1986 Employee Stock Purchase Plan (collectively, the "Shares"). In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company and Associates that provides for the issuance or delivery of the Shares to be issued or delivered under the 2001 Stock Incentive Plan and the 1986 Employee Stock Purchase Plan, and such other materials and matters as we have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the 2001 Stock Incentive Plan and the 1986 Employee Stock Purchase Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and the prospectus which is a part thereof.

                                  Very truly yours,

                                  /s/ Piper Marbury Rudnick & Wolfe LLP